EXHIBIT 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of the 31st day of May, 2012 by and between ACE MARKETING & PROMOTIONS, INC., a New York corporation (the “Company”) and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Investor”).

WHEREAS, in connection with the Committed Equity Facility Agreement by and between the Company and Investor of even date herewith (the “CEF Agreement”), the Company has agreed, upon the terms and subject to the conditions of the CEF Agreement, to issue and sell to the Investor that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which can be purchased pursuant to the terms of the CEF Agreement for an aggregate purchase price of up to Two Million Dollars ($2,000,000).  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such terms in the CEF Agreement; and

WHEREAS,  in order to induce the Investor to execute and deliver the CEF Agreement, the Company has agreed to provide certain registration rights to the Investor under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.  As used in this Agreement, the following terms shall have the following meanings (to the extent any of the following defined terms are also defined in the CEF Agreement, the definitions below shall control for purposes of this Agreement):

(a)   “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b)   “Register,” “Registered,” and “Registration,” whether capitalized herein or not,  refer to a registration effected by preparing and filing one or more “Registration Statements” (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(c)   “Registrable Securities” shall have the same meaning ascribed to such term in the CEF Agreement.

(d)   “Registration Statement” means a registration statement under the Securities Act which covers the Registrable Securities.

2.   Registration.

(a)   Mandatory Registration.  The Company shall prepare and file with the SEC, no later than forty-five (45) days from the Effective Date (as defined in the CEF Agreement) (the “Scheduled Filing Deadline”), a Registration Statement on Form S-1 or on such other form as is available to the Company.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC by a date that is no later than one hundred twenty (120) days from the Effective Date (the “Scheduled Effective Deadline”), and in any event, the Registration Statement shall be declared effective by the SEC prior to the first sale to the Investor of the Company’s Common Stock pursuant to the CEF Agreement. The Company shall cause the Registration Statement to remain effective until the full completion of the Commitment Period.

(b)   Sufficient Number of Shares Registered.  The Registration Statement to be filed by the Company pursuant to Section 2(a) above shall register for resale thereunder an amount of shares of the Company’s Common Stock that is at least three (3) times the number of Registrable Securities issuable to the Investor under the CEF Agreement (subject to limitations imposed by Rule 415).  In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities pursuant to the CEF Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of such Registrable Securities pursuant to the CEF Agreement as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of Registrable Securities issuable on an Advance Notice Date is greater than the number of shares available for resale under such Registration Statement.

(c)   Failure to Timely File Registration Statement.  In the event the Registration Statement is not declared effective by the SEC by a date that is no later than one hundred twenty (120) days from the earlier to occur of: (A) the date the Registration Statement is filed; or (B) the Scheduled Filing Deadline (the “Late Effective Deadline”), then in addition to any and all remedies Investor may have at law, in equity or under the CEF Agreement or this Agreement, the Company shall be obligated to pay to Investor, in lawful money of the United States of America by wire transfer to an account designated by Investor, within three (3) Trading Days from the Late Effective Deadline, and monthly thereafter, as applicable, until the earlier to occur of: (i) the Registration Statement is declared effective by the SEC; or (ii) until the “Maximum Cap” (as hereinafter defined) is reached, an amount equal to Three Thousand Five Hundred and No/100 Dollars ($3,500.00), up to a total maximum payment under this Section 2(c) that equals one and one-half percent (1.5%) of the Commitment Amount (the “Maximum Cap”).  The Company acknowledges that this fee is to offset certain costs and damages incurred by Investor and attributable to the delay caused by the Company’s failure to have the Registration Statement declared effective by the SEC by the Late Effective Deadline, and these sums shall not be deemed or construed as a penalty.

(d)   Law Firm to File Registration Statement.  The parties agree that the Company shall use the law firm of Lucosky Brookman LLP in connection with the Company’s initial filing of the Registration Statement hereunder.  After the initial filing of the Registration Statement, Morse & Morse, PLLC shall handle the filing of any post-effective amendments to the Registration Statement.  Any change of law firms in connection therewith shall require the prior written approval of the Investor, which approval shall not be unreasonably withheld.

3.   Related Obligations.

(a)   The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the completion of the Commitment Period (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)   The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within three (3) business days following the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)   The Company shall furnish to the Investor without charge: (i) at least one copy of the Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus; (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request); and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor.

(d)   The Company shall: (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests; (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period; (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period; and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to: (w) make any change to its certificate of incorporation or by-laws; (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d); (y) subject itself to general taxation in any such jurisdiction; or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e)   As promptly as practicable after becoming aware of such event or development, the Company shall notify the Investor in writing of the happening of any event or development, the result of which would mean that the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to the Investor, and the Investor shall immediately cease any sales of securities until such amendment or supplement is filed. The Company shall also promptly notify the Investor in writing: (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by facsimile or e-mail on the same day of, or the next business day following, such effectiveness); (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information; and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(f)   The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to immediately notify the Investor of the issuance of such order and the resolution thereof, or of the Company’s receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)   Upon request of the Investor, the Company shall furnish to the Investor, on the date of the effectiveness of the Registration Statement, and thereafter from time to time on such dates as Investor may reasonably request: (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering; and (ii) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given to an underwriter in an underwritten public offering, addressed to the Investor.

(h)   Subject to the terms with respect to material non-public information set forth in Section 8.2(a) of the CEF Agreement, the Company shall make available for inspection by: (i) the Investor; and (ii) Investor’s accountants, attorneys, underwriters and other agents retained by the Investor (collectively, the “Inspectors”) all pertinent financial information and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request in connection with the Registration Statement. The Investor agrees that Records obtained by it as a result of such inspections which are conspicuously marked by the Company as “Confidential” (subject to the Company’s obligations with respect to material non-public information set forth in Section 8.2(a) of the CEF Agreement) shall be deemed confidential and held in strict confidence by the Investor, unless: (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act; (y) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction; or (z) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Investor has knowledge. The Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

(i)   The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless: (i) disclosure of such information is necessary to comply with federal or state securities laws; (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement; (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction; or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j)   The Company shall use its commercially reasonable efforts either to cause all the Registrable Securities covered by a Registration Statement: (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange; or (ii) to secure the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

(k)   The Company shall cooperate with the Investor to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request.

(l)   The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m)   The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

(n)   The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o)   Within three (3) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit “A”.

(p)   The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to a Registration Statement.

4.   Obligations of the Investor.  The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required.  Notwithstanding anything contained herein or in the CEF Agreement to the contrary, the Company shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of the Investor in accordance with the terms of the CEF Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled.

5.   Expenses of Registration.  All expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, listing and qualifications fees, printers’ fees, and legal and accounting fees shall be paid by the Company.

6.   Indemnification.  With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a)   To the fullest extent permitted by law, the Company will, and does hereby agree to indemnify, hold harmless and defend the Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, demands, threats, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ and paralegals’ fees, amounts paid in settlement or any other expenses of any nature whatsoever, joint or several (collectively, the “Indemnified Damages”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (collectively, the “Claims”), to which any Indemnified Person may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, the “Violations”). The Company shall reimburse each Indemnified Person promptly as such Indemnified Damages are incurred and are due and payable, in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the then-current prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(e); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

(b)   In connection with a Registration Statement, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs directly as a result of the Company’s reliance upon written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Investor prior to the Investor’s use of the prospectus to which the Claim relates.

(c)   Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any Claim (including any governmental action or proceeding),  such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement of the Claim and all other information in the possession of the Indemnified Person or Indemnified Party, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such Claim and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any Claim effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full and unconditional release from all liability in respect to such Claim. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such Claim shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such Claim.

(d)   The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)   The indemnity agreements contained herein shall be in addition to: (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.   Contribution.  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.   Reports Under the Exchange Act.  With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), so long as the Investor owns Registrable Securities, the Company agrees to:

(a)   make and keep public information available, as those terms are understood and defined in Rule 144;

(b)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under the CEF Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)   furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration and without any limitations or restrictions.

9.   Amendment of Registration Rights.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written agreement between the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company.

10.   Miscellaneous.

(a)   Record Owner.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)   Further Assurances.  The Company hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Investor, or their respective legal counsel, to carry out the intent of this Agreement or enforce its terms, and to otherwise allow Investor to dispose of or re-sell all Registrable Securities, and any other shares of the Company’s Common Stock that may be owned by the Investor, whether or not same are Registrable Securities, including, without limitation, delivering, or causing the Company’s counsel to deliver, any opinions required to remove restrictive legends or to sell any such Registrable Securities or other shares, either pursuant to an effective Registration Statement hereunder, or pursuant to Rule 144, or otherwise.

(c)   Notices.  All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:
Ace Marketing & Promotions, Inc.
600 Old Country Road, Suite 541
Garden City, New York 11530
Attn: Mr. Dean Julia, CEO
Telephone:__________________
Facsimile:___________________
E-Mail:_____________________

With a copy to: (which shall not constitute notice)	Joseph Lucosky, Esq. Lucosky Brookman, LLP 33 Wood Avenue South, 6th Floor Iselin, New Jersey 08830 Phone: (732) 395-4400 Fax: (732) 395-4401 Email: jlucosky@lucbro.com

With a copy to: (which shall not constitute notice)	Steven Morse, Esq. Morse & Morse, PLLC 1400 Old Country Road, Suite 302 Westbury, NY 11590 Phone: (516) 487-1446 Fax: (516) 487-1452 Email: morgold@aol.com

If to the Investor:	TCA Global Credit Master Fund, LP 1404 Rodman Street Hollywood, FL 33020 Attn: Mr. Robert Press Telephone: (786) 323-1650 Facsimile: (786) 323-1651 E-Mail: bpress@trafcap.com

With a copy to: (which shall not constitute notice)	David Kahan, P.A. 6420 Congress Ave., Suite 1800 Boca Raton, FL 33487 Attn: David Kahan, Esq. Telephone: (561) 672-8330 Facsimile: (561) 672-8301 E-Mail: david@dkpalaw.com unless the address is changed by the party by like notice given to the other parties.  Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day.  Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

(d)   Entire Agreement.  This Agreement, together with the CEF Agreement, contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

(e)   Governing Law.  The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and the Investor under this Agreement. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the State Courts of the State of Nevada, sitting in Clark County, Nevada and the Federal District Court for the District of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, provided, however, that nothing herein shall prevent the Investor from bringing suit or taking legal action in any other jurisdiction, and the Company hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)   Severability.  The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

(g)   Binding Effect; Assignment.  This Agreement and the rights and obligations hereunder may not be assigned or delegated by either party, without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h)   Headings.  The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

(i)   Waiver.  A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver, or a waiver of any future or past breach or violation, or a waiver of any other term, provision or covenant of this Agreement.  Any such waiver shall only be valid if it is writing and signed by the party granting such waiver.

(j)   Joint Preparation.  The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(k)   Counterparts and Execution.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

COMPANY:

ACE MARKETING & PROMOTIONS, INC., a New York corporation

By:_______________________________________ Name:_____________________________________ Title:______________________________________

INVESTOR:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd., its general partner

By:_______________________________________ Name:_____________________________________ Title:______________________________________

EXHIBIT “A”

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

Attention: TCA Global Credit Master Fund, LP

Re: Ace Marketing & Promotions, Inc.

Ladies and Gentlemen:

We are counsel to Ace Marketing & Promotions, Inc. (the “Company”), and have represented the Company in connection with that certain Committed Equity Facility Agreement (the “CEF Agreement”) entered into by and between the Company and TCA Global Credit Master Fund, LP (the “Investor”) pursuant to which the Company issued, or proposes to issue, to the Investor shares of its Common Stock, par value $0.0001 per share (the “Common Stock”).  Pursuant to the CEF Agreement, the Company also has entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”).  In connection with the Company’s obligations under the Registration Rights Agreement, on __________________, the Company filed a Registration Statement on Form ______ (File No. 333-_______) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Investor as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

By: